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Exhibit 10.12

Summary of Loan Transactions between the Company and World Wide Business Centres

         World Wide Business Centres, a private company affiliated with Donald
S. Radcliffe, a director of SVI Solutions, Inc. (the "Company"), made three short-term loans to the Company, as follows:

  Loan dates      Re-payment dates          Amount
----------------------------------------------------------

   5/30/01             6/1/01                     $50,000

   12/27/01            1/2/02                    $125,000

   5/14/02         6/4 & 6/19/02                  $70,000

         The loans were not documented by promissory notes or other contracts. The Company repaid the loans with interest calculated at the prime rate in effect at the time of the respective loans.